                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 1, 1999

                                QUADRATECH, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Nevada                         0-26856                 95-4396848
    --------------                   -----------             -------------
    State or other                   (Commission              IRS Employer
    jurisdiction                     File Number)            Identification
    incorporation                                                  No.)


                        300 North Baldwin Park Boulevard
                       City of Industry, California 91746
                     ---------------------------------------
                    (Address of principal executive offices)

                                 (626) 333-2060
               ---------------------------------------------------
              (Registrant's telephone number, including area code)


                              126 West Maple Avenue
                           Monrovia, California 91016
                          ----------------------------
                         (Former Address of Registrant)

Item 1.  Changes in Control of Registrant.

         Predicated upon the closing of an acquisition by the Registrant, as described in Item 2 below, there has been a change in control of Registrant. Craig G. Robitaille, Lloyd D. Smithson and Michael J. Oliva acquired control in connection with the change of stock which occurred pursuant to a closing which occurred on or about October 1, 1999.

         There are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters.

Item 2.  Acquisition or Disposition of Assets.

         There was a closing which occurred on or about October 1, 1999, pursuant to that certain Plan and Agreement of Reorganization entered into as of April 1, 1999, by and between Accu Chem Conversion, Inc., a California corporation ("Accu Chem"), certain of its shareholders and Registrant. The Plan and Agreement of Reorganization contemplated that Registrant would acquire not less than 80% of the issued and outstanding shares of Accu Check Common Stock owned by its shareholders in exchange for the issuance of additional shares of stock in Registrant. As at the closing, 15,000,000 shares of Registrant's stock was issued in exchange for 83.3% of the issued and outstanding shares of stock of Accu Chem. Accu Chem performs quality analysis and inspections on flight sensitive materials for the aerospace industry, leases or operates rail unloading locations at facilities located in the City of Industry, California and Calipatria, California and provides rail and truck transportation of "in-bond" cargo shipments from Calexico, Mexico to Menlo Park, California on a contract basis. See Item 7, Exhibit (c) for a copy of the Plan and Agreement of Reorganization.

         As at the closing, Craig G. Robitaille and Lloyd D. Smithson were directors of Registrant. All material facts as to the transaction and as to each of said directors other directorship and affiliations were fully disclosed or known to the Board of Directors and the Board of Directors authorized, approved and ratified the agreement and transaction in good faith by sufficient vote in favor of the transaction. Craig G. Robitaille and Lloyd D. Smithson abstained from voting. The Board of Directors of Registrant believes that the contract and transaction is just and reasonable as to Registrant at the time it was authorized, approved or ratified and as at the date of the closing.

         Registrant issued 15,000,000 shares as at October 1, 1999 and said shares were registered as follows:

           Craig G. or Michael A. Robitaille              5,000,000
           Lloyd D. or Barbara E. Smithson                5,000,000
           Michael J. Oliva and Margaret A.
           Oliva, Trustees of the Oliva
           Family Trust Est. 9-9-97                       5,000,000

Item 5.  Other Events.

         (a) Registrant has moved its principal executive offices from 126 West Maple Avenue, Monrovia, California 91016 to 300 North Baldwin Park Boulevard, City of Industry, California 91746.

         (b) On October 8, 1999, effective as of October 1, 1999, Craig G. Robitaille was selected as President of Registrant. Perry Cope was selected as Chairman of the Board of Directors.

         (c) On October 8, 1999, Michael Montgomery resigned as a director of Registrant. Michael Montgomery will continue to act as legal counsel for Registrant. The vacancy created by the resignation of Michael Montgomery was filled by the appointment of Michael J. Oliva. Michael J. Oliva and Margaret A. Oliva are Trustees of the Oliva Family Trust of September 9, 1997, a shareholder of Registrant and a former shareholder of Accu Chem Conversion, Inc.

         (d) Registrant, giving effect to the transaction described in Item 2 above, has one wholly owned subsidiary (Oil Scavenger Absorbent, Inc.) and 83.3% owned subsidiary (Accu Chem Conversion, Inc.).

Item 7.  Financial Statements and Exhibits.

         The following financial statements, proforma financial information and exhibits are filed as a part of this report.

         (a) Financial Statements of Accu Chem Conversion, Inc. as of June 30, 1999.

         (b) Financial Statements of Registrant as of June 30, 1999.

         (c) Proforma Financial Statements give the effect to the transaction.

         (d) Plan and Agreement of Reorganization by and between Accu Chem Conversion, Inc., certain of its shareholders and Registrant.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   QUADRATECH, INC.
                                                   (Registrant)

                                                   /s/ CRAIG G. ROBITAILLE
DATED: October 22, 1999                            -----------------------------
                                                   Craig G. Robitaille,
                                                   President

To the Board of Directors
Accu Chem Conversion, Inc.
City of Industry, California


I have compiled the accompanying balance sheet of Accu Chem Conversion, Inc., as of June 30, 1999, and the related statements of income, retained earnings, and cash flows for the three and six months then ended in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. I have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.





Pasadena, CA
September 3, 1999

                           ACCU CHEM CONVERSION, INC.
                                  BALANCE SHEET
                                  June 30, 1999
                                   (Unaudited)


                                     ASSETS

Current Assets
  Cash                                                              $     3,494
  Account Receivables                                                   378,921
  Employee Advance                                                        7,557
  Inventory                                                             132,619
  Prepaid Expenses                                                      160,430
                                                                    -----------
    Total Current Assets                                                683,021
                                                                    -----------

Property and Equipment
  Automotive Equipment                                                  500,987
  Office Equipment                                                       11,232
  Terminal Equipment                                                    213,062
  Leasehold Improvements                                                278,585
                                                                    -----------
                                                                      1,003,866
  Less: Accumulated Depreciation                                       (346,226)
                                                                    -----------
    Total Property and Equipment                                        657,640
                                                                    -----------

Other Assets
  Organizational Costs                                                      315
  Reimburseable Charges                                                  11,385
  Deposits                                                               13,882
                                                                    -----------
    Total Other Assets                                                   25,582
                                                                    -----------
TOTAL ASSETS                                                        $ 1,366,243
                                                                    ===========

                  See accompanying notes and account's report

                           ACCU CHEM CONVERSION, INC.
                                  BALANCE SHEET
                                  June 30, 1999
                                   (Unaudited)


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts Payable                                                    $  235,552
  Accrued Expenses                                                       249,861
  Income Tax Payable                                                      37,403
  Deferred Tax Payable                                                    23,082
  Notes Payable, current portion                                         193,374
                                                                      ----------
    Total Current Liabilities                                            739,272
                                                                      ----------
Long-Term Debt, net of current                                           445,542
                                                                      ----------
    Total Liabilities                                                  1,184,814
                                                                      ----------

Stockholders' Equity
  Common Stock, $3 stated value, 1,000,000
   shares authorized; 6,000 shares issued and
   outstanding                                                            18,000
  Paid-in Capital                                                         16,000
  Retained Earnings                                                      147,429
                                                                      ----------
    Total Stockholders' Equity                                           181,429
                                                                      ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $1,366,243
                                                                      ==========

                  See accompanying notes and account's report

                           ACCU CHEM CONVERSION, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                  For Three and Six Months ended June 30, 1999
                                   (Unaudited)

                                                 Three Months
                                                    ended             Year To
                                                June 30, 1999           Date
                                                -------------       -----------
SALES                                             $ 755,462         $ 1,425,087
Less: Discount Allowed                                 (666)             (2,502)
                                                  ---------         -----------
NET SALES                                           754,796           1,422,585

COST OF SALES - SCHEDULE A                           87,649             252,434
                                                  ---------         -----------

GROSS PROFIT                                        667,147           1,170,151

OPERATING EXPENSES - SCHEDULE B                     528,949             952,339
                                                  ---------         -----------
INCOME FROM OPERATIONS                              138,198             217,812
                                                  ---------         -----------

OTHER INCOME (EXPENSES)
  Interest Income                                        16                  82
  Rental Income                                      17,000              33,500
  Depreciation and Amortization                     (26,364)            (51,035)
  Interest Expenses                                 (14,789)            (26,972)
  Officer's Salaries                                (37,043)            (64,610)
                                                  ---------         -----------

    Total Other Income (Expenses)                   (61,180)           (109,035)
                                                  ---------         -----------

NET INCOME (LOSS) BEFORE TAXES                       77,018             108,777

PROVISION FOR INCOME TAXES                           29,998              39,907
                                                  ---------         -----------

NET INCOME (LOSS)                                    47,020              68,870

RETAINED EARNINGS
  Beginning Balance                                 100,409              78,559
                                                  ---------         -----------
  Ending Balance                                  $ 147,429         $   147,429
                                                  =========         ===========

                  See accompanying notes and account's report

                           ACCU CHEM CONVERSION, INC.
                                  COST OF SALES
                  For Three and Six Months ended June 30, 1999
                                   (Unaudited)

                                   SCHEDULE A

                                                Three Months
                                                   ended              Year To
COST OF SALES                                   June 30, 1999            Date
                                                -------------         ---------
  Beginning Inventory                             $ 151,948           $ 141,664
  Purchases                                          68,320             243,389
                                                  ---------           ---------
                                                    220,268             385,053
  Less: Ending Inventory                           (132,619)           (132,619)
                                                  ---------           ---------
    Total Cost of Sales                           $  87,649           $ 252,434
                                                  =========           =========


                  See accompanying notes and account's report

                           ACCU CHEM CONVERSIONS, INC.
                               OPERATING EXPENSES
                  For Three and Six Months ended June 30, 1999
                                   (Unaudited)

                                   SCHEDULE B

                                                     Three Months
                                                        ended          Year To
OPERATING EXPENSES                                  June 30, 1999        Date
                                                    -------------     ----------
Advertising                                           $    150        $    400
Auto and Truck                                          33,849          70,688
Bad Debts                                                   --             250
Commissions                                                 --           6,173
DMV Fees                                                 7,731          15,512
Freight                                                  1,680           7,520
Fuel                                                    19,806          35,483
Insurance                                               43,564          89,558
Legal and Professional                                   9,600          10,791
Licenses & Permits                                       1,059           1,273
Office Supplies                                          4,731           8,220
Owner Operators                                         89,333         122,199
Postage                                                    121             121
Rent                                                    46,812          87,635
Repair and Maintenance                                  29,908          35,559
Safety                                                   1,756           2,743
Salaries and Wages                                     159,483         297,749
Sales Promotion                                            731           1,576
Supplies and Tools                                          65           1,258

Taxes - Payroll                                         15,751          34,803
Taxes - Property                                           453             453
Telephone                                                6,965          15,234
Terminal                                                24,981          46,746
Tire                                                    14,000          23,480
Travel                                                   3,093           4,351
Utilities                                               12,999          31,436
Weight Fees                                                328           1,128
                                                      --------        --------
  Total Operating Expenses                            $528,949        $952,339
                                                      ========        ========

                  See accompanying notes and account's report

                           ACCU CHEM CONVERSION, INC.
                             STATEMENT OF CASH FLOWS
                  For Three and Six Months ended June 30, 1999
                                   (Unaudited)

                                                                     Three Months
                                                                        ended                     Year To
                                                                    June 30, 1999                   Date
                                                                    -------------                ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                                         $  47,020                   $  68,870
  Adjustments to reconcile net loss to net
   cash provided by operating activities
    Depreciation and amortization                                       26,364                      51,035
    (Increase) Decrease in:
      Accounts Receivable                                              (70,895)                    (35,850)
      Employee Advance                                                    (615)                     (2,535)
      Inventory                                                         19,329                       9,045
      Prepaid Expenses                                                 (89,383)                    (62,858)
      Reimburseable Charges                                               (250)                    (11,385)
      Deposits                                                          (2,310)                     (8,582)
    Increase (Decrease) in:
      Accounts Payable                                                 (74,471)                   (110,324)
      Accrued Expenses                                                 109,519                      86,169
      Income Tax Payable                                                29,998                      37,403
                                                                     ---------                   ---------

NET CASH PROVIDED (USED) BY OPERATING
  ACTIVITIES                                                            (5,694)                     20,988
                                                                     ---------                   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Equipment                                                (36,712)                    (99,398)
                                                                     ---------                   ---------

NET CASH (USED) BY INVESTING ACTIVITIES                                (36,712)                    (99,398)
                                                                     ---------                   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net Proceeds from Notes Payable                                       34,806                      84,000
                                                                     ---------                   ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES                               34,806                      84,000
                                                                     ---------                   ---------

NET INCREASE (DECREASE) IN CASH                                         (7,600)                      5,590

BEGINNING OF PERIOD                                                     11,094                      (2,096)
                                                                     ---------                   ---------
END OF PERIOD                                                        $   3,494                   $   3,494
                                                                     =========                   =========
SUPPLEMENTAL DISCLOSURES:
  Cash Paid During the Period for:
     Interest                                                        $  11,828                   $  21,323
                                                                     =========                   =========
     Income Tax                                                      $       0                   $   2,504
                                                                     =========                   =========


                  See accompanying notes and account's report

                           ACCU CHEM CONVERSION, INC.
                       STATEMENT OF CASH FLOWS (Continued)
                  For Three and Six Months ended June 30, 1999
                                   (Unaudited)


SUPPLEMENTAL DISCLOSURES: (Continued)

  Noncash investing and financing activities:

     The Company converted a note payable of $25,000 into 1,666 2/3 shares of common stock.

     A note payable of $19,919 is accrued for the purchase of an equipment.


                  See accompanying notes and account's report

                           ACCU CHEM CONVERSION, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  For Three and Six Months ended June 30, 1999
                                   (Unaudited)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Presentation of Interim Information

In the Opinion of the management of Accu Chem Conversion, Inc. (the Company), the accompanying unaudited financial statements include all normal adjustments considered necessary to present fairly the financial positions as of June 30, 1999, and the results of operations and cash flows for the three months and six months then ended. Interim results are not necessarily indicative of results for a full year.

Use of estimates

The preparation of the accompanying financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

Cash Equivalents

The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents. As of June 30, 1999, there were no cash equivalents.

The Company prepares its statement of cash flows using the indirect method as defined under Financial Accounting Standards Board Statement No. 95.

Revenue Recognition

Revenue from sales is recognized when products are shipped.

Accounts Receivable

The Company has not established an allowance for doubtful accounts and does not use reserve method for recognizing bad debts. Bad debts are treated as direct write-offs in the period management determines that collection is not probable. Bad debt expense for three and six months ended June 30, 1999 was $0 and $250, respectively.

Inventory

Inventory is stated at cost with cost determined by the gross profit margin method.

                           ACCU CHEM CONVERSION, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  For Three and Six Months ended June 30, 1999
                                   (Unaudited)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and Equipment are valued at cost. Maintenance and repair costs are charged to expenses as incurred. Depreciation is computed on the straight-line and accelerated methods based on the estimated useful lives of the assets. Depreciation expense for three and six months ended June 30, 1999 was $26,364 and $51,035, respectively.

Income Taxes

The Company accounts income taxes in accordance with Financial Accounting standards Board Statement No. 109.


NOTE 2 - NOTES PAYABLE

As of June 30, 1999, Notes Payable consist of the following:

a.) Operating line of credit from Bank of America
    due annually, with interest at bank reference
    rate plus 2.35% points with a maximum amount of
    $85,000, secured by all Company assets                              $ 85,000

b.) Payable to a related party, monthly
    payment of $444.89, including interest
    at 12% per annum, secured by all
    Company assets                                                         9,703

c.) Payable to Holtrachem, monthly payment
    of $506.19, including interest at 8%
    per annum, due October, 2000, secured
    by automotive equipment                                               27,408

d.) Payable to Bank of America, monthly
    payments of $5,395.00, including interest
    at 9% per annum, due March 2004, secured
    by all Company assets                                                251,739

e.) Payable to Western St. Chem, monthly
    payments of $865.26, including interest
    at 7% per annum, due June 30, 1999,
    secured by all Company assets                                          2,468

                           ACCU CHEM CONVERSION, INC.
                         NOTES TO FINANCIAL STATEMENTS
                            For Three and Six Months
                               ended June 30, 1999
                                   (Unaudited)


NOTE 2 - NOTES PAYABLE (Continued)

f.) Payable to a related party, interest
    at 7% per annum, due December 31, 2008
    secured by all Company assets                                       172,283

g.) Payable to a stockholder, interest
    at 10% per annum, due on demand,
    secured by all Company assets                                         9,400

h.) Payable to a stockholder, interest
    at 10% per annum, due on demand,
    secured by all Company assets                                        10,996

i.) Payable to a related party, no
    interest accrued, due on demand                                      50,000

j.) Payable to a Vendor, commencing
    October 1, 1999, secured by equipment                                19,919
                                                                      ---------
                                                                      $ 638,916
Less current maturities                                                (193,374)
                                                                      ---------
Long-term debt, net                                                   $ 445,542
                                                                      =========

Maturities on notes payable are as follows:

   December 31,
   ------------
   1999                                  $ 193,374
   2000                                     70,950
   2001                                     50,441
   2002                                     55,172
   2003 and over                           268,979
                                         ---------
                                         $ 445,542
                                         =========

NOTE 3 - INCOME TAXES

As of June 30, 1999, income tax provision is comprised of the following:

   Federal Tax                           $  30,302
   State Tax                                 9,605
                                         ---------
                                         $  39,907
                                         =========

                           ACCU CHEM CONVERSION, INC.
                         NOTES TO FINANCIAL STATEMENTS
                            For Three and Six Months
                               ended June 30, 1999
                                   (Unaudited)


NOTE 3 - INCOME TAXES (Continued)

Deferred income taxes are provided on temporary difference between book and tax income, arising primarily from the recognition of contingency loss. (See Note 5)

The Company has a federal net operating loss carryforward of $66,807 which will expire in 2017.


NOTE 4 - RELATED PARTY TRANSACTIONS

As described in Note 2, the Company had various unsecured borrowings from the stockholders and various related parties.


NOTE 5 - CONTINGENCIES AND COMMITMENTS

Employment Agreements

The Company has five-year employment agreements with two officers that provide for aggregate annual compensation of $141,600 for the first three years, and $173,600 for the final two years. The agreements expire on February 28, 2011, with an option to extend the agreements by two (2) additional five year periods. Under the agreements, the officers are entitled to an annual bonus of six percent (6%) of the gross profits when the Company's gross sales exceed $2.8 million annually. In addition, each officer will receive car allowance of $600 per month. The agreements may be terminated by the Company or the officers with notice 60 days prior to any expiration date.

Litigation

In November 1997, the Company involved in a pending litigation of a traffic accident by its driver and a third party. The Company was sued for a punitive damage of $150,000. The ultimate resolution of this litigation is not ascertainable at this time. No provision has been made in the financial statements related to this claim. However, the Company had accrued the loss in the 1997 income tax return; as a result, deferred income tax is provided for the difference. (See Note 3)

In June 1999, the litigation was settled. The total amount paid was $37,500, which will be borne by the insurance carrier. The Company will adjust the $150,000 contingency loss in 1999 operations.

                           ACCU CHEM CONVERSION, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  For Three and Six Months ended June 30, 1999
                                   (Unaudited)


NOTE 5 - CONTINGENCIES AND COMMITMENTS (Continued)

Lease Commitments

a.) The Company leases office and terminal facilities for $4,000 per month from a related party, on a month-to-month basis. The Company is negotiating for a five-year lease term.

b.) The Company also leases a warehouse & rail spur sites for the sum of $6,000 per month, on a month-to-month basis. The Company subleases its warehouse for $5,500 per month. Rental income for Three and Six months ended June 30, 1999 was $16,500. The shareholders are purchasing the facility and will lease back to the Company.

c.) In addition, the Company leases another rail facility and office space for the greater of $4,000 per month or the product of $1.25 multiplied by its shipped weights in excess of 4,000 tons, under a non-cancelable operating lease for five years. The lease will expire in March, 2000. The Company is negotiating another five-year lease term.

Total rent expense for three and six months ended June 30, 1999 was $46,812 and $87,635, respectively.

Minimum rental payments as of June 30, 1999 are as follows:


           1999                       $ 24,000
           2000                         12,000
                                      --------
                                      $ 36,000
                                      ========

Payroll Tax Liability

The officers of the Company negotiated the prior years' payroll tax assessment with IRS. The total amount, including penalties and interest, of $86,064 is being forgiven.


NOTE 6 - MERGE

The Company is negotiating a merger. The Company will sell 83.33% shares of its outstanding and issued common stock for 15,000,000 shares of common stock of Quadratech, Inc. This transaction will be accounted for as a purchase, with the assets and liabilities assumed recorded at book values.

                           ACCU CHEM CONVERSION, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  For Three and Six Months ended June 30, 1999
                                   (Unaudited)


NOTE 7 - YEAR 2000

The Company believes that it has identified each of its computer systems that will require modifications to enable it to perform satisfactorily on and after January 1, 2000. The financial impact of making such modifications to the Company's systems is not expected to be material to the Company's financial position or results of operations. In addition, the Company is currently corresponding with vendors that provide products and systems to the Company in order to determine if such products and systems will be required to be upgraded or replaced. Although management believes the Company has an adequate program in place to address the Year 2000 issue, the costs of upgrades to, or replacements of, its purchased products or systems has not been determined and there can be no assurance that the program will ultimately be successful.

To the Board of Directors
Quadratech, Inc.
Monrovia, California


I have compiled the accompanying consolidated balance sheets of Quadratech, Inc. (a Nevada corporation) and its wholly-owned subsidiary, Oil Scavenger Absorbent, Inc.(a California corporation), as of June 30, 1999, and the related consolidated statements of operations and accumulated deficit for the three and six months ended June 30, 1999 and 1998, and cash flows for the three months ended June 30, 1999 and 1998, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. I have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the Note 9 to the consolidated financial statements, the Company's significant operating losses, working capital deficiency and deficit in stockholders' equity raise substantial doubt about their abilities to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

I have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet as of December 31, 1998, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended (not presented herein.) In my report dated February 8, 1999, I expressed an unqualified opinion on those consolidated financial statements. In my opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 1998, is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.



Pasadena, California
August 27, 1999

                          QUADRATECH, INC. & SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)


                                     ASSETS
                                                      June 30,        December 31,
                                                        1999             1998
                                                    ----------      ------------
Current Assets
  Cash                                              $  15,314         $  12,261
  Account Receivables                                  11,788            36,528
  Inventories                                           3,838             3,838
                                                    ---------         ---------
    Total Current Assets                               30,940            52,627
                                                    ---------         ---------

Property and Equipment
  Furniture and Equipment                              86,871            84,502
  Plant and Machinery                                  66,900            66,900
  Motor Vehicles                                        8,818             8,818
                                                    ---------         ---------
                                                      162,589           160,220
  Less: Accumulated Depreciation                     (117,576)         (105,450)
                                                    ---------         ---------
    Total Property and Equipment                       45,013            54,770
                                                    ---------         ---------

Other Assets
  Patents, Marks and Copyrights, net of
   accumulated amortization of $3,323
   and $2,878, respectively                            12,692            12,667
  Deposits                                              6,825             6,825
                                                    ---------         ---------

    Total Other Assets                                 19,517            19,492
                                                    ---------         ---------
TOTAL ASSETS                                        $  95,470         $ 126,889
                                                    =========         =========


                See Accompanying Notes and Accountant's Report

                          QUADRATECH, INC. & SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                            June 30,        December 31,
                                                              1999              1998
                                                           -----------       -----------
Current Liabilities
  Accounts Payable                                         $     2,314       $    14,248
  Accrued Expenses                                                 517             3,567
  Notes Payable, current Portion                               144,500           316,500
                                                           -----------       -----------
    Total Current Liabilities                                  147,331           334,315
                                                           -----------       -----------
Long-Term Liabilities
  Long-term debt                                                43,500            50,500
                                                           -----------       -----------
    Total Liabilities                                          190,831           384,815
                                                           -----------       -----------

Stockholders' Equity (Deficit)
  Common Stock, $.001 par value, 50,000,000
   shares authorized; 21,513,301 shares
   issued and outstanding in 1999, and
   18,611,228 shares in 1998                                    21,513            18,611
  Paid-in Capital                                            3,239,245         2,891,707
  Accumulated Deficit                                       (3,356,119)       (3,168,244)
                                                           -----------       -----------
    Total Stockholders' Equity (Deficit)                       (95,361)         (257,926)
                                                           -----------       -----------
TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)                                           $    95,470       $   126,889
                                                           ===========       ===========

                See Accompanying Notes and Accountant's Report

                          QUADRATECH, INC. & SUBSIDIARY
          CONSOLIDATED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                                   (Unaudited)


                                                                      Three Months Ended                    Six Months Ended
                                                                           June 30,                              June 30,
                                                                   1999               1998               1999               1998
                                                              ------------       ------------       ------------       ------------
SALES                                                         $     17,249       $     12,438       $     35,953       $     28,227
Less: Discount Taken                                                    --               (507)                --               (907)
                                                              ------------       ------------       ------------       ------------
NET SALES                                                           17,249             11,931             35,953             27,320

COST OF SALES - SCHEDULE A                                          10,171             11,407             30,395             25,763
                                                              ------------       ------------       ------------       ------------
GROSS PROFIT                                                         7,078                524              5,558              1,557
OPERATING EXPENSES - SCHEDULE B                                     44,055             54,538            103,854            121,349
                                                              ------------       ------------       ------------       ------------
INCOME (LOSS) FROM OPERATIONS                                      (36,977)           (54,014)           (98,296)          (119,792)
                                                              ------------       ------------       ------------       ------------

OTHER INCOME (EXPENSES)
  Interest Income                                                       --                 13                 --                 32
  Other Income                                                      10,250                 47             10,273                 47
  Depreciation and Amortization                                     (6,304)            (7,308)           (12,571)           (14,616)
  Interest Expenses                                                 (1,253)            (6,453)            (2,513)           (11,915)
  Penalties and Late Charges                                          (242)               (58)            (2,058)               (58)
  Recovery from Cash Embezzlement                                       --                900                 --                 --
  Sales Tax - Prior Years                                               --                 --             (2,000)                --
  Officer's Life Insurance                                          (1,470)                --             (1,470)                --
  Officer's Salaries                                                    --            (10,250)           (10,000)           (16,250)
  Officer's Salaries - Backpay                                          --                 --            (68,440)                --
                                                              ------------       ------------       ------------       ------------
    Total Other Income (Expenses)                                      981            (23,109)           (88,779)           (42,760)
                                                              ------------       ------------       ------------       ------------
NET INCOME (LOSS) BEFORE TAXES                                     (35,996)           (77,123)          (187,075)          (162,552)

PROVISION FOR INCOME TAXES                                              --                 --                800                800
                                                              ------------       ------------       ------------       ------------
NET INCOME (LOSS)                                                  (35,996)           (77,123)          (187,875)          (163,352)

ACCUMULATED DEFICIT
  Beginning Balance                                             (3,320,123)        (2,938,030)        (3,168,244)        (2,850,622)
  Prior Year Adjustment                                                 --                 --                 --             (1,179)
                                                              ------------       ------------       ------------       ------------
  Ending Balance                                              $ (3,356,119)      $ (3,015,153)      $ (3,356,119)      $ (3,015,153)
                                                              ============       ============       ============       ============
Loss Per Share - Primary                                      $    (0.0017)      $    (0.0053)      $    (0.0093)      $    (0.0111)
                                                              ============       ============       ============       ============

Weighted Average Shares
 Outstanding                                                    21,513,301         14,472,699         20,269,555         14,726,699
                                                              ============       ============       ============       ============

                See Accompanying Notes and Accountant's Report

                          QUADRATECH, INC. & SUBSIDIARY
                                  COST OF SALES
                                   (Unaudited)


                                   SCHEDULE A

                                   Three Months Ended        Six Months Ended
                                          June 30,                 June 30,
COST OF SALES                       1999         1998          1999         1998
                                  -------      -------      --------     --------
Beginning Inventory               $ 3,838      $ 3,838      $ 3,838      $ 3,838
Purchases                           2,344        3,405        9,169        9,320
Production Labor                    7,245        7,909       17,287       15,522
Warehouse Supplies                    582           93        3,939          921
                                  -------      -------      -------      -------
                                   14,009       15,245       34,233       29,601
Less: Ending Inventory              3,838        3,838        3,838        3,838
                                  -------      -------      -------      -------
  Total Cost of Sales             $10,171      $11,407      $30,395      $25,763
                                  =======      =======      =======      =======

                See Accompanying Notes and Accountant's Report

                          QUADRATECH, INC. & SUBSIDIARY
                               OPERATING EXPENSES
                                   (Unaudited)

                                   SCHEDULE B

                                     Three Months Ended            Six Months Ended
                                          June 30,                     June 30,
OPERATING EXPENSES                    1999         1998           1999         1998
                                   ----------   ----------     ----------   ----------
  Accounting                        $ 1,050      $  5,440       $ 10,250      $ 17,440
  Advertising                           285            --            480         1,600
  Bank and Finance Charges               22           452            166           975
  Car Allowance and Expenses          2,099         4,230          4,430         6,125
  Commissions                         1,300         1,520          2,500         2,620
  Consulting                         15,000        12,000         23,000        22,950
  Customers & Public Relations           --            11             --            11
  Directors' Meetings                    55           370             55           560
  Dues and Subscriptions                100           245            100           245
  Entertainment                         840           674          1,447         1,110
  Equipment Rental                       --            40             77           161
  Freight & Postage                     129            85            431           134
  Insurance                           5,824         3,666         10,581         9,102
  Legal and Professional              1,435         2,369          4,303         4,538
  Legal Settlement                       --            --          5,136            --
  Licenses & Permits                     10           110             95           365
  Maintenance                           600           515            705         2,366
  Office Supplies                       687           566          1,437         2,106
  Other Expenses                         37           (54)            37           486
  Outside Service                       320         1,600            320         2,510
  Parking                                94            --            142            --
  Payroll Taxes                       1,670         2,450          4,857         5,101
  Printing and Reproduction              --           123             --           123
  Rent                                  728         2,184          2,912         4,984
  Research and Development               --            --             --           600
  Salaries and Wages                  6,240         8,036         14,500        16,792
  Selling Expenses                       --            --             --            90
  Shipping                            1,168           351          2,743         2,331
  Supplies                               89            97             89            97
  Taxes - Property                       --         1,444          1,478         1,444
  Telephone                           2,499         2,485          5,816         7,984
  Trade Shows                            --           932             57         1,812
  Travel                              1,077         1,823          4,023         2,305
  Utilities                             697           774          1,687         2,282
                                    -------      --------       --------      --------
    Total Operating Expenses        $44,055      $ 54,538       $103,854      $121,349
                                    =======      ========       ========      ========

                See Accompanying Notes and Accountant's Report

                          QUADRATECH, INC. & SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                     Six Months Ended June 30, 1999 and 1998



                                                         1999            1998
                                                   ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income (Loss)                                  $(187,875)       $(163,352)
  Adjustments to reconcile net loss to net
   cash provided by operating activities
   Depreciation and Amortization                        12,571           14,616
   Prior Year adjustments                                   --           (1,179)
   Issuance stocks for backpay salaries                 68,440               --
   (Increase) Decrease in:
      Accounts Receivable                               24,740            2,273
      Other Receivable                                      --            2,000
      Deposits                                              --           (1,200)
   Increase (Decrease) in:
      Accounts Payable                                 (11,934)         (32,429)
      Accrued Expenses                                  (3,050)          (1,231)
                                                     ---------        ---------
NET CASH (USED) BY OPERATING ACTIVITIES                (97,108)        (184,502)
                                                     ---------        ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Equipment                                 (2,369)              --
  Increase in Intangible Assets                           (470)              --
                                                     ---------        ---------
NET CASH (USED) BY INVESTING ACTIVITIES                 (2,839)              --
                                                     ---------        ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from exercising stock options                90,000               --
  Net Payments to Notes Payable                         (7,000)              --
  Net Proceeds from Notes Payable                       20,000          143,000
                                                     ---------        ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES              103,000          143,000
                                                     ---------        ---------

NET INCREASE (DECREASE) IN CASH                          3,053          (41,502)

BEGINNING OF PERIOD                                     12,261           49,600
                                                     ---------        ---------
END OF PERIOD                                        $  15,314        $   8,098
                                                     =========        =========
SUPPLEMENTAL DISCLOSURES:
  Cash Paid During the Period for:
     Interest                                        $   2,513        $   1,829
                                                     =========        =========
     Income Tax                                      $     800        $       0
                                                     =========        =========






                See Accompanying Notes and Accountant's Report

                          QUADRATECH, INC. & SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                                   (Unaudited)
                     Six Months Ended June 30, 1999 and 1998



SUPPLEMENTAL DISCLOSURES: (Continued)
  Noncash investing and financing activities:

        (a.) Convert note payable of $192,000 to 1,200,000 shares of common stock.

        (b.) Grant 100,000 shares of common stock to a new Board of Director and 500,000 shares to the Company's president.

        (c.) Issue common stock to the former president for her backpay salaries of $68,440.


                See Accompanying Notes and Accountant's Report

                          QUADRATECH, INC. & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRESENTATION OF INTERIM INFORMATION

In the Opinion of the management of Quadratech, Inc. & Subsidiary (the Company), the accompanying unaudited consolidated financial statements include all normal adjustments considered necessary to present fairly the financial positions as of June 30, 1999, and the results of operations for the three months and six months ended June 30, 1999 and 1998, and cash flows for the six months ended June 30, 1999 and 1998. Interim results are not necessarily indicative of results for a full year.

The consolidated financial statements and notes are presented as permitted by Form 10-Q, and do not contain certain information included in the Company's audited consolidated financial statements and notes for the fiscal year ended December 31, 1998.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Oil Scavenger Absorbent, Inc. (a California corporation), after elimination of all material intercompany accounts and transactions.

USE OF ESTIMATES

The preparation of the accompanying consolidated financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

CASH EQUIVALENTS

The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents. As of June 30, 1999, there were no cash equivalents.

The Company prepares its consolidated statements of cash flows using the indirect method as defined under Financial Accounting Standards Board Statement No. 95.

                          QUADRATECH, INC. & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

ACCOUNTS RECEIVABLE

The Company has not established an allowance for doubtful accounts and does not use reserve method for recognizing bad debts. Bad debts are treated as direct write-offs in the period management determines that collection is not probable. There were no bad debt expense neither for six months ended June 30, 1999 nor 1998.

INVENTORIES

Costs incurred for materials, technology and shipping are capitalized as inventories and charged to cost of sales when revenue is recognized.

Inventories consist of finished goods and are stated at the lower of cost or market, using the first-in, first-out method.

PROPERTY AND EQUIPMENT

Property and Equipment are valued at cost. Maintenance and repair costs are charged to expenses as incurred. Depreciation is computed on the straight-line and accelerated methods based on the estimated useful lives of the assets. Depreciation expense was $12,126 and $14,187 for 1999 and 1998, respectively.

INTANGIBLE ASSETS

Patents, marks and copyrights are capitalized and amortized over five years using the straight-line method.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred.

INCOME TAXES

The Company accounts income taxes in accordance with Financial Accounting standards Board Statement No. 109.

                          QUADRATECH, INC. & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - NOTES PAYABLE

                                                       June 30,          Dec. 31,
                                                        1999               1998
                                                      --------          --------
a.) Note to Annette Kroes,
    interest at 10% per annum
    due monthly; principal
    payment of $10,000 commencing
    1/15/2000 until paid                              $ 43,500          $ 50,500

b.) Note to Frances Rigney, due on
    demand; will be re-negotiated in
    October 1999                                       144,500           316,500
                                                      --------          --------

Total                                                  188,000           367,000

Less current maturities                                144,500           316,500
                                                      --------          --------
Long-term debt, net                                   $ 43,500          $ 50,500
                                                      ========          ========

Maturities on notes payable are as follows:

   DECEMBER 31,
   -----------
   1999                                 $  144,500
   2000                                     43,500
                                        ----------
                                        $  188,000
                                        ==========

NOTE 3 - COMMON STOCK TRANSACTIONS

In March 1999, the Company convert $192,000 note payable into 1,200,000 shares of common stock.

The Company also grant 100,000 shares of stock to a new board of director and 500,000 shares to the Company's president.

In addition, the Company issued 202,073 shares of stock to the former president in lieu of salary shortfalls of $26,000 for 1996 and $42,440 for 1997.


NOTE 4 - STOCK OPTIONS

In November 1998, the Company granted 1,600,000 stock options at various exercise prices and expiration dates. As of June 30, 1999, 900,000 shares of stock options had been exercised and 300,000 shares were expired. The remaining balance of 400,000 shares are exercisable as follows:

                          QUADRATECH, INC. & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4 - STOCK OPTIONS (Continued)

                                      Expiration
 Exercise                                Date
  Price                               August 31,
---------                             ----------
   $.10                                 1999
   $.25                                 2000
   $.50                                 2001

NOTE 5 - INCOME TAXES

The Company files consolidated federal and state income tax returns with its subsidiary.

Provision for income taxes in the consolidated statements of operations for six months ended June 30, 1999 and 1998 consist of $800 minimum state income taxes in each year.

As of December 31, 1998, the Company has approximately federal net operating loss carryforwards of $2,938,581, and California NOL of $3,014,868 to reduce future taxable income. To the extent not utilized, both carryforwards will begin to expire beginning 2000 and 1998 respectively.


NOTE 6 - EARNINGS (LOSS) PER SHARE

Earnings per share is based on the weighted average number of shares of common stock and common stock outstanding during the period. Earnings per share is computed using the treasury stock method. Had the Stock Options (See Note 4) been issued as of June 30, 1999, the Company's loss per share would have been $0.0016 and $.0091 for three and six months ended June 30, 1999, respectively.


NOTE 7 - ACQUISITION OF BUSINESS

The Company is going to acquire 83.33% of the issued and outstanding stock of Accu Chem Conversions, Inc. (a California corporation) in exchange for 15,000,000 shares of the Company's common stock. This transaction will be accounted for as a purchase, with the assets and liabilities assumed recorded at book values.

                          QUADRATECH, INC. & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 - LEASE COMMITMENTS



The Company leases its office facilities for $728 per month on a month-to-month basis. Rent expense totaled $2,912 and $4,984 for 1999 and 1998, respectively.

In addition, the Company is responsible for its pro rata share of property taxes.

NOTE 9 - GOING CONCERN

The accompanying consolidated financial statements are presented on the basis that the Companies are going concerns. Going concern contemplates the realization of assets and the satisfication of liabilities in the normal course of business over a reasonable length of time. As shown in the accompanying consolidated financial statements, the Company incurred net losses of $187,875 for six months ended June 30, 1999, and as of that date, the Company had accumulated deficit of $3,356,119, a working capital deficiency of $116,391 and a deficit in net worth of $95,361.

Management is currently involved in active negotiations to obtain additional financing and actively increasing marketing efforts to increase revenues. The Company continued existence depends on its ability to meet its financing requirements and the success of its future operations. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

To the Board of Directors and Shareholders
Quadratech, Inc. and Subsidiaries
City of Industry, California


I have prepared the pro forma condensed consolidated balance sheet of Quadratech, Inc. (a Nevada corporation) dba Oil Scavenger Absorbent, Inc. (a California corporation, wholly-owned) and its subsidiary, Accu Chem Conversion, Inc., as of June 30, 1999, and the related condensed statement of pro forma income for the six months then ended.

A compilation is limited to presenting in the form of pro forma financial statements information that is the representation of management and does not include evaluation of the support for the assumptions underlying the pro forma transactions. I have not examined the accompanying pro forma financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

The pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisitions. The accompanying condensed consolidated pro forma financial statements should be read in connection with the historical financial statements of the Company and its subsidiaries.




Pasadena, California
September 3, 1999

                        QUADRATECH, INC. AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)
                                  June 30, 1999

ASSETS
------
                                                     "QUAD"         "ACC"       ADJUSTMENTS    PRO FORMA
                                                   ---------      ----------    -----------    ---------
Cash                                               $  15,314      $    3,494                   $   18,808

Accounts Receivable                                   11,788         378,921                      390,709

Inventory                                              3,838         132,619                      136,457

Prepaid & Others                                           0         167,987                      167,987
                                                   ---------      ----------                   ----------

Total Current Assets                                  30,940         683,021                      713,961

Property & Equipment, net                             45,013         657,640                      702,653

Other                                                 19,517          25,582                       45,099
                                                   ---------      ----------                   ----------
Total                                              $  95,470      $1,366,243                   $1,461,713
                                                   =========      ==========                   ==========

  LIABILITIES AND
STOCKHOLDERS' EQUITY
--------------------

Accounts Payable &
 Accrued Expenses                                  $   2,831      $  485,413                   $  488,244

Income Tax Payable                                         0          37,403                       37,403

Deferred Income Taxes                                      0          23,082                       23,082

Notes Payable, current                               144,500         193,374                      337,874
                                                   ---------      ----------                   ----------

Total Current Liabilities                            147,331         739,272                      886,603

Long-Term Liabilities                                 43,500         445,542                      489,042
                                                   ---------      ----------                   ----------

Total Liabilities                                    190,831       1,184,814                    1,375,645

Stockholders' Equity
 (Deficit)                                           (95,361)        181,429    (30,238)(1)        55,830

Minority Interest                                          0               0     30,238 (1)        30,238
                                                   ---------      ----------                   ----------
TOTAL                                              $  95,470      $1,366,243                   $1,461,713
                                                   =========      ==========                   ==========

                        QUADRATECH, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                   (Unaudited)
                         Six Months Ended June 30, 1999


                                         "QUAD"         "ACC"        ADJUSTMENTS     PRO FORMA
                                       ----------     -----------    -----------    ----------
Sales                                  $  35,953      $1,422,585                    $1,458,538

Cost of Sales                             30,395         252,434                       282,829
                                      -----------     -----------                   ----------
Gross Profit                               5,558       1,170,151                     1,175,709

Operating Expenses                       103,854         952,339                     1,056,193
                                      -----------     -----------                   ----------

Income (Loss) from
 Operations                              (98,296)        217,812                       119,516

Other Income (Expenses)                  (88,779)       (109,035)                     (197,814)
                                      -----------     -----------                   ----------
Income (Loss) Before Taxes              (187,075)        108,777                       (78,298)

Provision for Income Taxes                   800          39,907      (39,907) (2)         800

Minority Interest in
 Accu Chem Conversions                         0               0       18,128  (3)      18,128
                                      -----------     -----------                   ----------
Net Income (Loss)                      $(187,875)     $   68,870                    $  (59,370)
                                      ===========     ===========                   ==========

Earnings (Loss) per share              $ (0.0093)                                   $  (0.0017)
                                      ===========                                   ==========
Weighted Average Shares
 of Outstanding                       20,269,555                                    35,269,555
                                      ==========                                    ==========

                        QUADRATECH, INC. AND SUBSIDIARIES
                    NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (Unaudited)


NOTE 1 - ACQUISITION OF BUSINESS

In September 1999, Quadratech, Inc. ("the Company" or "QUAD") acquired 5,000 shares or 83.33% of the issued and outstanding shares of capital stock of Accu Chem Conversion, Inc. ("ACC"), in exchange for 15,000,000 shares of the Company's common stock, which will be issued before year end of 1999. The acquisition will be accounted for as a purchase, with the assets acquired and liabilities assumed recorded at book values, and the results of ACC's operations included in the Company's consolidated financial statements from the date of acquisition.

The accompanying condensed consolidated financial statements illustrate the effect of the acquisition ("Pro Forma") on the Company's financial position and results of operations. The condensed consolidated balance sheet as of June 30, 1999 is based on the historical balance sheets of the Company and "ACC" as of that date and assumes the acquisitions took place on that date. The condensed consolidated statements of income for the six months ended June 30, 1999 are based on the historical statements of income of the Company and "ACC" for that period. The pro forma condensed consolidated statements of income assume the acquisitions took place on January 1, 1999.


NOTE 2 - The pro forma adjustments to the condensed consolidated balance sheet are as follows:

(1) To reflect the acquisition of Accu Chem Conversion, Inc. ("ACC") on the basis of the book value of the assets acquired and liabilities assumed:

      Issuance 15,000,000 shares of QUAD's stock       $ 151,191
      Eliminate ACC stockholders' equity                (181,429)
      Reflect minority interest of ACC                    30,238
                                                       ---------
         Cost in excess of net assets acquired         $       0
                                                       =========

NOTE 3 - The pro forma adjustments to the condensed consolidated statements of income are as follows:

(2) To adjust tax expense to reflect the income tax effect at the Company's effective tax rate of the pro forma adjustments to income before income taxes.

(3) To reflect minority interest of Accu Chem Conversion, Inc. as of June 30, 1999:
          Net Income $108,777 * 16.67% minority interest = $18,128
                                                           =======